Exhibit 10.23

Serial Number: SCIC-HHP-M-2011-00135

Software License Agreement

Between

Tianjin Samsung Telecom. Technology Co., Ltd.

Huizhou Samsung Electronics Co., Ltd.

And

AutoNavi Information Technology Co., Ltd.

On

May 1, 2011

Contents

1.	Definition and Interpretation	3
2.	Scope of the License	3
3.	Expenses	4
4.	Effective Term	4
5.	Representation and Warranty	4
6.	Confidentiality Obligation	5
7.	Delivery and Improvement on the Proprietary Materials	6
8.	Acceptance of the Software	6
9.	Party A’s Rights and Party B’s Obligations	7
10.	Intellectual Property Right	8
11.	Termination and Suspension	9
12.	Liabilities	10
13.	Force Majeure	11
14.	Miscellaneous	12
Annex 1-Definition and Interpretation		14
Annex 2 Software License		16
Annex 3-Expenses		17

Software Licensing Agreement

Party A:

Tianjin Samsung Telecom. Technology Co., Ltd. (“Tianjin Samsung”)

Legal (Authorized) Representative: Jin Hezhe

Address: Weiwu Road 9, Micro-electronics Industrial Park, Xiqing District, Tianjin

Tel: 022-83969600

Huizhou Samsung Electronics Co., Ltd. (“Huizhou Samsung”)

Legal (Authorized) Representative: Li Bingzhi

Address: 6th Zhongkai Avenue 256, Zhongkai District, Huizhou, Guangdong

Tel: 0752-3166777

(Tianjin Samsung and Huizhou Samsung are hereinafter collectively referred to as “Samsung” or “Party A”)

Party B:

AutoNavi Information Technology Co., Ltd.

Legal (Authorized) Representative: Hou Jun

Address: 18th Floor, South Tower, Da Heng Science Tower, Suzhou Avenue, Haidian District, Beijing

Tel: 010-59859991

Whereas the Parties wish to cooperate with each other on the license of the mobile software. Therefore, in accordance with Contract Law of the People’s Republic of China and other relevant laws and regulations, as well as based on the principles of equality, willingness, fairness and good-faith, upon friendly negotiations, the Parties hereby reach the following agreement in regards to the license of the mobile software:

1.              Definition and Interpretation

Unless otherwise provided in this Agreement or unless the context clearly requires otherwise, all the terms hereunder shall have the meanings as defined or provided in Annex 1 hereto and this Agreement shall be construed according to Annex 1 hereto.

2.              Scope of the License

2.1       According to the terms and conditions agreed herein, Party B hereby grants Party A and its Affiliate a license to use and copy the Software. Party A and its Affiliate are licensed to install the Software in Party A’s Mobile; Party A and its Affiliate may independently or entrust their partners to sell the Mobile which the Software is installed in. However, Party A, its Affiliate and its partners may not separate the Software or any part of the Software from the Mobile and may not sell or provide the Software or any part of the Software separately to the end user or any other third party. The Software to be licensed herein is elaborated in Annex 2 hereto.

2.2       The license granted by Party B to Party A to use and copy the Software is on a non-exclusive basis.

2.3       The Parties shall cooperate with each other and jointly carry out the debugging and acceptance testing on the Software in technical and content aspect to ensure the Software can meet the conditions as required in Annex 2 and can be successfully installed in the Mobile. After the joint debugging and acceptance testing are successfully completed and subject to Party A’s final confirmation, Party A may formally install the Software in its Mobile.

2.4       Party B shall provide Proprietary Materials to Party A at any time upon Party A’s such request, which shall include but not limited to:

A.            one set of User’s Manual; and

B.            one set of Operating Manual and Installation Manual

3.              Expenses

3.1       The license fee is provided in Annex 3 hereto.

3.2       Party B shall issue an official invoice to the payer as defined in Annex 3 at least 15 days prior to each payment date according to Party A’s notice. The payer shall pay relevant expenses to Party B’s designated bank account as provided in Annex 3 within 15 Working Days after it receives and confirms the invoice.

4.              Effective Term

4.1       This term of the license under this Agreement is 3 years, commencing from May 1, 2011 (“Commencement Date”) till April 30, 2014 (“Expiry Date”).

4.2       The Parties may discuss with each other on the renewal of this Agreement before the Expiry Date.

5.              Representation and Warranty

5.1       Representation and Warranties of the Parties

The Parties hereby represents and warrants respectively to each other that on the execution date of this Agreement and on the Commencement Date:

A.            It is a corporation duly incorporated and validly existing under the laws of the State where it is registered.

B.            It has the full corporate power and authority and legal right to enter into this Agreement and to perform all of its obligations hereunder.

C.            It has taken all corporate authorization actions and has obtained all government permits and approvals or third party’s consent, to the extent necessary and applicable, for its execution and performance of this Agreement.

D.            The execution and performance of this Agreement by the Party: (a) will not result in a violation of any provisions of its Business License, Articles of Association or other similar constitutional documents; (b) will not result in a violation of any law, or any governmental approval or authorization; or (c) will not conflict with or breach any contract to which it is a party or it is legally bound, or will not be regarded as a breach under this Agreement.

E.             There is no pending litigation, arbitration or other judicial or administrative proceedings which will affect its performance of this Agreement, and to its knowledge nobody threatens to take the said actions.

5.2       Party B’s Representation and Warranty

A.            If there is any situation which will materially impairs Party B’s full performance of its obligations hereunder, Party B has already provided Party A with relevant documents, including the governmental documents, and Party B does not provide any false statement on any important facts or omits any important facts in the documents it provided to Party A previously.

B.            During the effective term of this Agreement, Party B shall ensure that the user of the Mobile with the Software installed in is able to use Party B’s Software for free; and Party B shall ensure that without any clear announcement on the Software and before obtaining the user’s explicit consent thereto, the user will not be required to pay any internet access fee, upgrading fee, data traffic charge, information fee or other types of fee in any form due to the use of the Software.

C.            Party B shall ensure that it has already obtained all the approvals from the competent authorities in regards to the Software which is licensed to Party A (including but not limited to the map data and other data included in the Software), and Party B has legal ownership of or has obtained all legal authorization from the third party in regards to the Software which is licensed to Party A (including but not limited to the map data and other data included in the Software).

D.            Party B warrants to authorize the end users of Party A’s Mobile to use the Software according to the User’s Service Agreement signed by Party B and the end users; and Party B warrants to use all its commercially reasonable efforts to ensure the users could normally and sustainably use the Software. Party B shall provide the upgraded version for data recovery or restoration of the Software caused by any technical problem on its website for the users to download for free.

E.             Party B shall be solely responsible for paying any taxes arising from any payment made by Party A under this Agreement and handling any tax formalities in regards thereto.

6.              Confidentiality Obligation

6.1       All the Confidential Information provided by one Party (“Discloser”) to the other Party (“Receiver”) according to the provisions of this Agreement shall be regarded as the Proprietary Materials of the Discloser. During the effective term of this Agreement or 2 years after this Agreement expires or terminates, the Receiver shall:

A.            Treat the Confidential Information as trade secret and take relevant protective measures; must not copy part or all of the Confidential Information or disclose it to any third party;

B.            Must not use the Confidential Information for any purpose other than for the purposes provided in this Agreement;

C.            Must not disclose the Confidential Information to any person, except to its or its Affiliate’s employees, lawyers, accountants or other advisors on a need-to-know basis and for the purpose of fulfilling their duties.

6.2       The abovementioned confidential obligations may not apply to the Confidential Information that:

A.            becomes part of the public domain which is not due to the Receiver’s fault;

B.            is independently developed by the Receiver which can be demonstrated by documentation or other relevant proofs of the Receiver.

C.            is obtained by the Receiver from a third party who does not violate confidential obligations towards the Discloser;

D.            is required to be disclosed according to the law, provided that the Receiver has informed the Discloser within a reasonable time period in advance so that the Discloser may adopt such protective measures as it deems necessary.

6.3       On the Expiry Date or upon the termination of this Agreement or upon the Discloser’s request from time to time, the Receiver shall (i) return (or destroy upon the Discloser’s such request) all the materials containing the Discloser’s Confidential Information (including the reproductions); and (ii) shall provide the Discloser a written certification letter stating it has returned or destroyed such materials within 10 days upon the Discloser’s request.

7.              Delivery and Improvement on the Proprietary Materials

7.1       Party B shall provide the first-batch of Proprietary Materials to Party A in Beijing within 60 days after signing this Agreement in accordance with Article 2.4 and shall provide other Proprietary Materials at any time upon Party A’s request.

7.2       The Proprietary Materials provided by Party B to Party A shall be written in Chinese.

7.3       If the Proprietary Materials provided by Party B are missing, destroyed or become incomplete, Party B shall deliver or mail a full set of Proprietary Materials to Party A free of charge within 30 days upon receiving Party A’s written notice.

7.4       During the effective term of this Agreement, if Party B updates the Software, Party B shall provide Party A the updated Software and the related Proprietary Materials free of charge.

8.              Acceptance of the Software

8.1       To facilitate Party B’s development of Software that is adaptable to various technical parameters of the Mobile, Party A shall inform Party B of the production and/or sales plan as well as the related technical parameters of the Mobile which is to be installed with the Software at least 2 months prior to the production and/or selling, and shall provide Party B sufficient sample devices for backup. Party A shall provide testing equipment and materials on its site for conducting the acceptance work and Party B shall provide relevant technical and equipment assistance according to Party A’s requirement.

8.2       Testing and Acceptance Work

8.2.1                     The testing and acceptance work shall be conducted according to the testing and acceptance procedures of Party A. Party B shall conduct the testing and acceptance work according to the said procedures and shall not charge any fees for any reasons. If the testing work cannot be successfully completed, Party B shall conduct relevant evaluation on the testing and do any adjustment or correction on the Software to meet Party A’s requirement.

8.2.2                     The word “successfully completed” for the purpose of any testing work hereunder means that the testing work in a specific testing procedure is successfully completed according to the requirement of such procedure. The word “testing work” as mentioned in any place hereunder means the testing work in Party B’s testing and acceptance procedure.

8.2.3                     When all the testing work as required in the testing and acceptance procedures of the Software has been successfully completed on Party A’s site, the Software shall be regarded as having been accepted.

8.2.4                     Party B represents and warrants that Party B shall deliver a complete, accurate and effective Software to Party A; the delivered Software shall meet the technical specifications as provided in product descriptions and specifications, which can ultimately meet Party A’s requirements as proved by a Successful-completion Evidence on the system testing and acceptance. “Successful-completion Evidence” means the decisive evidence which can prove the Software is systematic, complete, accurate and effective and can meet all the technical specifications required in the product specification.

8.3       Technical Support

8.3.1                     When Party A conducts the software migration and acceptance work, Party B shall appoint its experts to provide relevant technical supports via email, telecommunication, on-site support and by other kinds of methods.

8.3.2                     If Party A raises any modification requirements, Party B shall give a feedback within 12 hours.

8.3.3                     If there is any problem in the Software itself, Party B shall solve such problem within twenty four (24) hours; if Party B could not solve it within 24 hours for 3 times, Party B should appoint experts to provide technical support on site.

8.3.4                     Party A may conduct relevant evaluation on the quality of the Software as well as the technical support and service condition thereof. If the evaluation result is bad and Party B fails to make any improvement upon being notified by Party A which affects the realization of the purpose of this Agreement, Party A is entitled to terminate this Agreement upon 30 days prior written notice is given to the licensor. In addition, Party B shall undertake relevant liabilities for breach of contract and compensate Party A for any losses incurred as a result of such termination which is due to the aforesaid reason.

8.3.5                     If the project progress is delayed due to Party B’s reason, Party A is entitled to terminate this Agreement upon 30 days prior written notice is given to the licensor. In addition, Party B shall undertake relevant liabilities for breach of contract and compensate Party A for any losses incurred as a result of such termination which is due to the aforesaid reason.

9.              Party A’s Rights and Party B’s Obligations

9.1       Party A and its Affiliate have the right to install the Software in the Mobile, independently or through its partner to sell, demonstrate or publicize the Mobile with the Software installed in, and independently or through its partner to apply Party B’s logo and software information to the Mobile with the Software installed in for the purpose of publicizing, demonstrating or selling the Mobile.

9.2       Party B shall not engage in any unfair competition or any other commercial misconduct which may damage Party A’s reputation, which includes:

A.            must not add in the Software any logo or link which has not been approved by Party A;

B.            must not add in the Software any advertisement of any form which has not been approved by Party A;

C.            should not have any fraudulent, threatening or dishonest commercial behavior etc.; and

D.            should not have any misbehavior which will undermine Party A’s normal operation or violates the business ethics.

9.3       Party B shall provide 24-hour customer service and answer the users’ questions at any time. If there is an updated version for the Software, Party B shall timely notify Party A in writing, shall give explanations on relevant rights, brief introduction and anticipated release date of the new version, and shall provide the updated Software and the Proprietary Materials thereof to Party A for free use according to the provisions of this Agreement.

9.4       Party B shall keep effective communications with Party A to discuss any problems with Party A from time to time.

10.       Intellectual Property Right

10.1     Party B recognizes and respects the Intellectual Property Rights owned or lawfully used by Party A or its Affiliate (“Party A’s Intellectual Property Rights”). No provision of this Agreement shall be regarded as an authorization granted to Party B to use any of Party A’s Intellectual Property Rights, unless otherwise specifically provided hereunder.

10.2     Any Intellectual Property Rights arising out of Party B’s performance of any of its obligations hereunder shall be owned by Party A, and Party B shall not disclose them to any third party. If necessary, Party B shall adopt any and all necessary measures to procure Party A to acquire the said Intellectual Property Rights. To avoid any doubt, this provision shall not impair or prejudice any Intellectual Property Rights which were acquired by Party B before the execution of this Agreement.

10.3     Party B shall ensure that its performance of any obligations hereunder will not infringe any Intellectual Property Rights owned by Party A or the third party and shall ensure that Party A’s use of the Software provided by Party B will not infringe any Intellectual Property Rights owned by Party B and the third party.

10.4     If Party B has breached the said obligations, Party B shall fully compensate Party A for any losses and damages (including the economic losses and damage to goodwill) incurred as a result of such breach and shall eliminate any adverse impact on Party A’s goodwill.

10.5     If Party A is involved in any ligations, claims or other judicial proceedings as a result of an infringement of the third party’s Intellectual Property Rights due to its use of the Software provided by Party B, Party B shall assist Party A to handle such issue upon receiving Party A’s notice, shall bear all the attorney fees, litigations costs, traveling expenses, compensations as determined by the arbitral award or court’s final judgment and other necessary costs and expenses necessarily required for the settlement of the case, and shall eliminate any adverse impact on Party A. If as a result of such judicial proceedings Party A is unable to continue using the Software, Party B shall seek reasonable remedies to ensure Party A’s normal use of the Software.

10.6     If the Software provided by Party B to Party A contains any of third party’s Intellectual Property Rights, Party B shall inform Party A of the details and usage limitation with respect thereto (including the usage scope and term) at the time when providing such Software to Party A and shall provide Party A relevant license agreement signed with the third party or other evidences which are sufficient to prove Party B has legal right to use such Intellectual Property Rights. If Party B fails to perform the said obligations, Party B shall bear all the legal liabilities for any dispute or losses arising out thereof and shall fully compensate Party A for any losses incurred as a result thereof.

11.       Termination and Suspension

11.1                        Circumstances for Termination and Suspension

11.1.1              Any Party who proposes to terminate this Agreement not due to the breach of the other Party shall notify the other Party in writing 30 days in advance; and this Agreement may be terminated upon an agreement reached by both Parties via mutual discussion, unless otherwise specifically provided in this Agreement.

11.1.2              Any Party may suspend to perform its obligations hereunder if it provides solid evidence to demonstrate that the other Party is under one of the following circumstances:

A.            its business has seriously deteriorated;

B.            it has engaged in transfer of assets or withdrawal of funds for the purpose of evading debts;

C.            it has lost its business creditworthiness;

D.            it is in any other circumstance which will or may cause it to lose its ability to perform its obligations.

If a Party suspends its performance in accordance with the foregoing provisions, it shall timely notify the other Party. If the other Party provides appropriate assurance for its performance, the Party shall resume performance. After performance is suspended, if the other Party fails to regain its ability to perform and fails to provide appropriate assurance within a reasonable time, the suspending Party may terminate this Agreement by issuing a written notice.

11.1.3              If a Party is under one of the following circumstances, the other Party is entitled to terminate this Agreement immediately upon sending a written notice:

A.            it has any fraudulent conduct;

B.            its business license is revoked or punished to suspend its business operation by competent authorities, or loses legal status or qualification required for its business operation;

C.            it applies for bankruptcy or is in the liquidation procedure;

D.            assigns part or all of its rights or obligations hereunder to a third party without the prior consent from the other Party;

E.             it has engaged in commercial bribery as indicated by relevant evidence and continues to engage in such bribery after being given a written warning.

11.1.4              If any Party has any material breach under this Agreement, or has breached its representations and warranties under Article 5 or its covenants on Intellectual Property Rights under Article 10, the other Party may notify such Party in writing to take effective measures to correct such breach. If the breaching Party fails to make any correction within 20 days, the other Party may terminate this Agreement upon sending a written notice.

11.1.5              Before the Expiry Date, if Party B is owned or controlled by a person or business entity or company (directly or via its Affiliate) who has competition with Party A, or Party B’s ownership has any other material change which may impair Party A’s interests as deemed by Party A, Party A may terminate this Agreement at any time upon sending a notice to Party B.

11.2                        Effects of Termination

Upon the termination of this Agreement:

A.            Party A is entitled to continue to apply for free the Software licensed by Party B to Party A to the Mobile which has already been produced or sold in market before the termination of this Agreement.

B.            Party B shall treat any and all documents (including the reproductions) which are provided by Party A as Confidential Information and take relevant protective measures thereon.

C.            Party B shall cease to announce it as the software provider for Party A’s Mobile in any manner and cease to use Party A’s Intellectual Property Rights.

D.            Party B is not entitled to any compensation if this Agreement is terminated by Party A according to Article 11.

E.             The provisions which shall not be affected by the termination of this Agreement according to its nature, including but not limited to Article 5, 6, 10 and 14, shall survive the termination of this Agreement.

12.       Liabilities

12.1     Upon the execution of this Agreement, the Parties shall perform their obligations hereunder strictly in accordance with the provisions of this Agreement. Any Party who fails to perform or fails to fully perform any of its obligations hereunder shall assume liability for breach and compensate the other Party for any losses incurred as a result of such breach.

12.2     Party B shall complete the testing and acceptance work successfully within the time period required by Party A. If Party B fails to successfully complete the testing work within the required time period, for each day delayed, Party B shall pay liquidated damages to Party A at the rate of RMB five thousand (RMB 5,000) per day. If Party B delays in complete the testing work successfully over thirty  (30) days, Party A is entitled to terminate this Agreement immediately, and Party B shall pay Party A an additional liquidated damage of RMB five thousand (RMB 5,000). Upon the termination of this Agreement, if Party A still wishes to continue the testing work, the Parties may discuss jointly to change the contract price or seek other solutions depending on the circumstances.

12.3    Party B’s performance of any obligations hereunder shall not result in a violation of relevant national laws and regulations, the operator’s regulations and operation rules, or an infringement to the third party’s rights and interests. The Software provided by Party B shall not contain any virus, worm virus, trojan horse and time bomb, nor shall contain any other software which will affect the work of Party A’s Mobile or destroy, interrupt, intercept or seize any system data or personal data. If Party B has violated any of the foregoing provisions, Party B shall assume all the legal liabilities arising therefrom and shall compensate Party A for any and all losses incurred as a result of such violation.

12.4     If the Software provided by Party B causes any personal injury or property damage to Party A or any other third party, Party B shall be fully responsible for such losses arising therefrom. If Party A compensates the third party for such losses in advance according to the law, Party A is entitled to recourse against Party B.

12.5    Party A is entitled to deduct the liquidated damages and compensations payable by Party B from any payment it owes to Party B.

13. Force Majeure

13.1     For the purpose of this Agreement, Event of Force Majeure means an event which is unforeseeable, unavoidable and beyond the control of the Parties, including government’s requirement (including laws and regulations on import and export control), flood, fire, earthquake, embargo, war, riot, commotion, strikes, or other natural disasters, or other similar events which will result in the impossibility of acquiring products, materials and transportation service.

13.2     If the Party is prevented by the Event of Force Majeure from carrying out its obligations hereunder or requires extending the time period to carrying out its obligations hereunder, the required time period for the affected Party to fulfill the obligations hereunder shall be extended for a period equivalent to the effect of such event and to the extent that the affected Party is able to resume its performance of obligations hereunder within a reasonable time period. However, the affected Party shall do its best efforts to mitigate the losses incurred to the other Party by such event.

13.3     The Party affected by the Event of Force Majeure shall give a written notice to the other Party of such event upon its occurrence within the shortest possible time and then shall provide relevant valid and legitimate written proofs issued by competent authorities to the other Party within 20 days.

13.4     If an Event of Force Majeure occurs and its effect continues for a period of 120 days, both Parties shall consult with each other friendly on how to continue the performance of this Agreement; if the Parties fails to reach any agreement thereon, either Party may terminate this Agreement by sending a written notice to the other Party.

14. Miscellaneous

14.1     Effectiveness

This Agreement shall come into effect after being duly signed and affixed contract stamp or company stamp by the legal representatives, the principals or the authorized representatives of the Parties.

14.2     Counterparts

This Agreement is signed in 4 original copies with the same legal effect and for each Party to respectively hold 2 original copies.

14.3     Governing Law

The execution, performance, interpretation and the dispute settlement of this Agreement shall be governed by or be in accordance with the laws of People’s Republic of China.

14.4     Settlement on Dispute

Any dispute arising out of or in relation to this Agreement (including the issues on the existence, effectiveness or termination of this Agreement), shall be first settled by the Parties through friendly negotiations. If the Parties fails to settle such dispute by agreement within 60 days after one Party notifies the other Party of such dispute in writing, either Party may file such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then prevailing arbitration procedures and rules. The arbitration place is in Beijing. The arbitral award is final and legally binding upon both Parties. During the process of the arbitration, the Parties shall continue to perform their respective obligations hereunder which are not affected by the arbitration.

14.5     Notice

All notices required hereunder will be in writing and will be delivered by mail, fax, email, or other methods to the address agreed by the Parties in advance.

14.6     Non-assignment

Unless otherwise provided in this Agreement, Party B may not partially or wholly assign any of its rights or obligations hereunder without the prior written consent of Party A.

14.7     Severability

The partial or whole invalidity of any provision of this Agreement shall not affect the validity of other provisions or the other parts of the partially invalid provision in this Agreement. The Parties shall negotiate in good faith a valid substitute provision of similar economic effect to replace the invalid provision to the fullest extent permitted by the law

14.8     Non-waiver

No failure of either Party to exercise and no delay in exercising any right under this Agreement shall constitute a waiver of any such right, nor shall any exercise of any such right by either Party preclude any further exercise thereof in future.

14.9     Survival

Any obligation hereunder which should survive the termination of this Agreement according to its nature or influence shall continue to be legally binding on both Parties, their successors and permitted assignees.

14.10     Entire Agreement

This Agreement (including the annexes hereto) constitutes the entire comprehension with respect to the subject matter hereof, and cancel or supersedes all prior agreements or understandings, whether written or oral, between the Parties with respect to such subject matter. No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by the duly authorized representatives of both Parties.

14.11     Further Endeavors

A Party shall, at any time, upon the request of the other Party, execute (or procure the execution by the third party of) such documents, agreements, contracts or deeds and do (or procure the doing by the third party of) such acts and things as may be reasonably to give full effect to the provisions of this Agreement.

14.12     Annex

The annexes and any supplementary agreement attached hereto shall be an integral part of this Agreement. If there is any difference between the annex and this Agreement, the provisions of this Agreement shall prevail. The annexes attached hereto are listed as below:

Annex1- Definition and Interpretation

Annex 2- Software License

Annex 3- Expenses

[The remainder of this page is intentionally left blank.]

Annex 1-Definition and Interpretation

Section 1-Defintion

Unless otherwise provided in this Agreement or unless the context clearly requires otherwise, the following terms shall have the following meanings:

“Mobile”	means the mobile products with Samsung brand produced and/or sold by Party A

“Software”

means “AutoNavi Navigation Software” which is licensed to Party A and could meet Party A’s requirement; and to avoid any doubt, the map data and all other data included in the Software shall be a constituent part of the Software.

“Proprietary Materials ”	means the documents, data, technical specification and other relevant materials in relation to the Software which are provided by Party B.

“Affiliate”

means any entity that controls, is controlled by or is under common control with a Party hereto; for the purpose of this provision, “control” means having the power to elect or appoint the majority of directors of the board or to give directions to the management of the company.

“Applicable Law”

means relevant laws, regulations, rules and other circulars, orders, decisions and publicized documents promulgated by the legislative organ, administrative department or judicial authority which are applicable to the Party hereto or the subject matter of this Agreement

“Working Day”

means any working day on which Chinese domestic companies usually conducts their business operation, including some Saturday or Sunday that Chinese government temporarily announces it as a working day (“Working Day In Lieu”), however excluding the statutory holidays, as well as Saturday and Sunday which are not announced as the Working Day In Lieu.

“China”	means the People’s Republic of China, and for the purpose of this Agreement exclude Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Confidential Information”

means any commercial, marketing, technical, scientific information and other information disclosed by the Party hereto (if it is Party A, Party A’s Affiliate shall be included as well) which meet one of the following conditions: it is marked as “confidential” (or with similar mark) at the disclosure; or it is treated as confidential and well protected by its right owners by taking proper measures; or it is regarded as confidential by the Parties according to their reasonable commercial judgment.

“Intellectual Property Right”

means any right to the invention, discovery, improvement, utility model, design, works with copy right, industrial design or mask works, algorithm, data structure, trade secret or know-how, confidential information or idea with commercial value. Intellectual Property Right also includes the right to the trademark, decoration, trade name, domain name, or other marks which can indicate or highlight certain goods or service originates from certain entity or is controlled by certain entity. Intellectual Property Right includes any right of any nature to the computer software and the computer data, as well as any and all intangible rights or privileges similar to the said rights under any circumstance and in any jurisdiction of the world, including the right of application and registration in regards thereof.

Section 2-Interpretation

2.1  For the purpose of this Agreement, any law, regulation or rule, or the contract, agreement or other documents mentioned in this Agreement shall include its subsequent revisions.

2.2  The headings to this Agreement are only convenient for reading, and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

2.3  For the purpose of this Agreement, the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation to”.

Annex 2 Software License

1.     Software License Contents: License of AutoNavi Navigation Software independently developed by Party B and the navigation data legally obtained by Party B.

Annex 3-Expenses

1.     Development Expense and Technical Support Expense: free of charge

2.     License Fee

The license fee is listed as below:

Time Period	Unit Price
From May 1, 2011 to April 30, 2014	RMB 10/set

3.     Customized Product: free of charge

4.     Traveling and Accommodation Expenses for Party B’s Technical Staff: paid by Party B

5.     Payment on the License Fee

(1)   Payer

Samsung shall appoint its subsidiary to pay the license fee as provided in Article 2 of Annex 3 to Party B according to the following payment schedules.

Huizhou Samsung or Tianjin Samsung (the actual payer shall be the producer of the product) shall pay the license fee calculated as the way provided in Article 2 of Annex 3 and based on the outgoing quantity during the period from May 1, 2011 till the Expiry Date of this Agreement (subject to the data of [Samsun MCS Sell-in System]).

(2)   Payment Date

From May 1, 2011 till the Expiry Date of this Agreement, in regards to the outgoing quantity of Party B’s pre-installed mobile product, the payer defined in Article 5 of Annex 3 and Party B shall jointly confirm the payment date within 15 Working Days following the end of each quarter (Natural quarter). The payment shall be made according to Article 3.2 of this Agreement and relevant provisions of Annex 3.

(3)   Payment Method and Bank Account

All the fees shall be paid to the following bank account via telegraphic transfer in RMB:

Bank Name:

ABA Code:

Swift Code:

Account No.:

Tax Registration No.:

Beneficiary:

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives on the date first above written.

Party A:		Party B:
Tianjin Samsung Telecom. Technology Co., Ltd. (Seal)		AutoNavi Information Technology Co., Ltd. (Seal)
Signed by:	/s/ authorized signatory	Signed by:	/s/ authorized signatory
Name:		Name:
Title:		Title: VP

Huizhou Samsung Electronics Co., Ltd. (Seal)

Signed by:	/s/ authorized signatory
Name:
Title: CFO